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                                                                      EXHIBIT 11



                             HARBINGER CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE



                                                   Three Months Ended                      Nine Months Ended
                                              -------------------------------       --------------------------------
                                                       September 30,                          September 30,
                                              -------------------------------       --------------------------------
PRIMARY                                         1996                1995               1996                1995
                                              -----------     ---------------       -------------     --------------
Weighted average common
   stock outstanding
                                              10,798,000            8,750,000        10,664,000            7,858,000
Net effect of dilutive stock options
   and warrants
       - based on the treasury method           -                     675,000            -                   675,000
                                              ----------         ------------       -----------         ------------

           Total                              10,798,000            9,425,000        10,664,000            8,533,000
                                              ==========         ============       ===========         ============

Net income (loss) applicable to
   common stockholders                        $ (246,000)        $    146,000       $(8,654,000)        $    522,000
                                              ==========         ============       ===========         ============

Net income (loss) per share applicable
   to common stockholders                     $    (0.02)        $       0.02       $     (0.81)        $       0.06
                                              ==========         ============       ===========         ============




Computational note:

         In connection with the computations for 1996, all common share equivalents have been excluded because their impact on the Company's net loss per share is antidilutive. In connection with the computations for 1995, the Company has included the effect of dilutive stock options and warrants pursuant to the rules of Securities and Exchange Commission.





                                   FORM 10-Q
                                 PAGE 18 OF 18